Exhibit 10.2

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

     This First Amendment to Loan and Security Agreement is entered into as of April 4, 2007 (the “Amendment”), by and between Hercules Technology Growth Capital, Inc. (“Lender”) and Memory Pharmaceuticals Corp. (“Borrower”).

RECITALS

     Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 16, 2007 (the “Agreement”). The parties desire to amend the Agreement to change the payment date from the last day of the month to the first day of the month in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Paragraph 2.4 of the Agreement is amended and restated in its entirety to read as follows:

2.4 Payment. Borrower will pay accrued interest in arrears on each Advance on the first Business Day of each month, beginning with the first month after the Advance Date. Borrower shall repay the aggregate principal amount of the Loans that are outstanding on May 16, 2008 in thirty (30) equal monthly installments of principal and interest beginning on the first Business Day of June, 2008, provided however, that if Borrower completes any two Milestones on or prior to the first anniversary of the Closing Date, then Borrower shall repay the aggregate principal amount of the Loans that is outstanding on May 16, 2008 in 33 equal monthly installments of principal and interest beginning on the first Business Day of June 2008 and continuing on the first Business Day of each month thereafter. Each date on which a payment is due under this Section 2.4 is referred to as a “Payment Date.” The entire principal amount of the Loans and all accrued but unpaid interest hereunder remains due and payable on February 16, 2011. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.

       2.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written

MEMORY PHARMACEUTICALS CORP.

By: /s/ James R. Sulat Title: President and CEO

HERCULES TECHNOLOGY GROWTH CAPITAL, INC

By: /s/ Scott Harvey Title: Chief Legal Officer